UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 23, 2013

PVH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-07572	13-1166910
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 Madison Avenue, New York, New York		10016
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code  (212)-381-3500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
     (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
     (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This amendment is being filed to supplement the discussion of the employment agreement between PVH B.V., a subsidiary of PVH Corp. (the “Company”), and Mr. Fred Gehring, the Chief Executive Officer of Tommy Hilfiger and PVH International Operations set forth in the Company’s Current Report on Form 8-K filed on July 26, 2013.  The discussion disclosed that Mr. Gehring has the responsibility of training a successor for his role overseeing certain Tommy Hilfiger and Calvin Klein operations and transitioning his responsibilities to that person no earlier than the first anniversary and no later than the third anniversary of the effective date of his employment agreement.

Daniel Grieder, currently Chief Executive Officer, PVH Europe, was named on October 28, 2013 as Mr. Gehring’s successor as the global Chief Executive Officer of Tommy Hilfiger. Mr. Gehring will begin to work with Mr. Grieder on the transition of his responsibilities, which is expected to be completed during the second half of 2014.  Following the transition, Mr. Gehring’s employment will continue on the reduced hour basis previously reported.  His titles will be Chairman, Tommy Hilfiger and Vice Chairman, PVH Corp. (or such other title(s) as may be agreed upon) and, as previously reported, he will be involved in establishing the overall strategy of Tommy Hilfiger and serve as an advisor to his successor and to PVH’s Chief Executive Officer on matters related to PVH.

The Company’s press release announcing the succession plan is attached as Exhibit 99.1 to this amendment.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.                      Description of Exhibit

99.1           Press Release, issued by PVH Corp. on October 29, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PVH CORP.

By: /s/ Mark D. Fischer
Mark D. Fischer, Executive Vice President

Date: October 29, 2013

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release issued by PVH Corp. on October 29, 2013.